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EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Directors
Highland Ridge, Inc.
West Palm Beach, Florida

I hereby consent to the incorporation by reference in this Registration Statement on Form 10 my report dated September 5, 2008, relating to the financial statements for the fiscal years ended September 30, 2007 and 2006.


/S/ Michael F. Cronin
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Michael F. Cronin
Certified Public Accountant

September 18, 2008